EXHIBIT 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto, the “Schedule 13D”) relating to the Common Stock, no par value, of CVB Financial Corp., a California corporation. The undersigned further agree that this Agreement may be included as an Exhibit to such joint filing, and any amendments to the Schedule 13D may be filed without the necessity of filing additional joint filing agreements.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this February 8, 2021.

The Marital Trust Under The George Borba Family Trust

Date February 5, 2021	By:	/s/ George A. Borba, Jr.
George A. Borba, Jr., Co-Trustee

Date February 8, 2021	By:	/s/ Linda Borba Gourdikian
Linda Borba Gourdikian, Co-Trustee

The Borba Children’s Holding Trust

Date February 5, 2021	By:	/s/ George A. Borba, Jr.
George A. Borba, Jr., Co-Trustee

Date February 8, 2021	By:	/s/ Linda Borba Gourdikian
Linda Borba Gourdikian, Co-Trustee

Date February 5, 2021		/s/ George A. Borba, Jr.
George A. Borba, Jr., individually

Date February 8, 2021		/s/ Linda Borba Gourdikian
Linda Borba Gourdikian, individually